[TYPE]                   EX-3
     [DESCRIPTION]            Certificate of Merger
                                             CERTIFICATE OFOWNERSHIP
                                                    AND MERGER

                                                      MERGING

                                          MAGELLAN HEALTHSERVICES, INC.
                                             (a Delawarecorporation)

                                                       INTO

                                            CHARTER MEDICALCORPORATION
                                             (a Delawarecorporation)


         CHARTER MEDICAL CORPORATION, a corporation organized andexisting under the laws of the State of Delaware ("Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That this Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "Delaware Act"), the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

         SECOND: That this Corporation owns one hundred percent (100%) of the outstanding shares of the common stock, $1.00 par value per share, of MAGELLAN HEALTH SERVICES, INC. ("Subsidiary"), a corporation incorporated on the 13th day of November, 1995 pursuant to the Delaware Act, and having no class of stock outstanding other than said common stock.

         THIRD: That this Corporation, by the resolutions of its Board of Directors duly adopted on November 30 , 1995, attached hereto as Exhibit A and incorporated herein by reference, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge the Subsidiary with and into the Corporation.

         FOURTH: That this Corporation, by the resolutions of it Board of Directors attached hereto as Exhibit A, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, pursuant to Section 253(b) of the Delaware Act, change the name of the Corporation to "MAGELLAN HEALTH SERVICES, INC."



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         IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be executed by its duly authorized officers, this ______ day of __________________, 1995.


                                                     CHARTER MEDICAL CORPORATION



                                                     By:
                                                     Name:
                                                     Title:





































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                                                      -2-

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                                                     EXHIBIT A


         WHEREAS, Charter Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), owns 100% of the outstanding stock of Magellan Health Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Subsidiary"); and

         WHEREAS, the Corporation desires to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Delaware Act"), and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

         NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of an appropriate Certificate of Ownership and Merger, the Corporation merge the Subsidiary with and into itself, with the Corporation to be the surviving corporation (the "Surviving Corporation") and to assume all of the Subsidiary's liabilities and obligations; and

         FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation, provided that such Certificate of Incorporation shall be amended pursuant to Section 253(b) of the Delaware Act as follows:

         1. The text of Article I of the Certificate shall be deleted in its entirety and replaced with the following:

                  The name of the corporation is MAGELLAN HEALTH SERVICES, INC.

         FURTHER RESOLVED, that the By-laws, the officers and the directors of the Corporation shall be the By-laws, the officers and the directors of the Surviving Corporation;

         FURTHER RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and empowered to make and execute, under the corporate seal of the Corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge the Subsidiary into the Corporation and to assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;

         FURTHER RESOLVED; that upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, all of the issued and outstanding capital stock of the Subsidiary shall be cancelled without payment of any consideration in respect thereof, and the issued and outstanding capital stock of the Corporation shall remain issued and outstanding and unchanged;



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         FURTHER RESOLVED,  that the appropriate  officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever whether within or without the State of Delaware which may be in any way necessary or proper to effect said merger;

         FURTHER RESOLVED, that the resolutions previously adopted by this Board of Directors calling a special meeting of stockholders of the Corporation to be held on ____________ __ , 1995 (the "Meeting") and in furtherance of the Meeting are hereby rescinded, and the Meeting is hereby cancelled;

         FURTHER RESOLVED, that all outstanding certificates representing securities of the Corporation shall remain valid and represent the same amount of securities, and the holders thereof shall not be required to exchange such certificates for new certificates, notwithstanding the change of the Corporation's name;

         FURTHER RESOLVED, that upon presentation to the transfer agent or registrar of such securities for registration of transfer or reissuance, certificates representing securities of the Corporation reflecting the name Charter Medical Corporation shall be replaced with certificates reflecting the new name of the Corporation;

         FURTHER RESOLVED, that any actions taken by the officers of the Corporation prior to the adoption of the foregoing resolutions that are within the authority conferred thereby be, and each of them hereby is, ratified, confirmed and approved as the act and deed of the Corporation; and

         FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they or any of them may deem necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions.






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